UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2011

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , Illinois		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, Theodore ("Ted") A. Dosch became Executive Vice President and Chief Financial Officer of Anixter International Inc. (the "Company"). Mr. Dosch, age 51, has served as the Company's Senior Vice President - Global Finance since January 2009. For additional information, reference is made to the Company's Current Report on Form 8-K, dated February 18, 2011, and is incorporated herein by reference.

In connection with his appointment as Executive Vice President and Chief Financial Officer, on July 1, 2011, Mr. Dosch’s base salary was increased to $420,000 and his target bonus was increased to $350,000. In addition, Mr. Dosch received, on July 1, 2011, a long-term stock incentive valued at $500,000. The long-term stock incentive value was delivered 50% in employee stock options and 50% in restricted stock units based on the Company’s closing stock price on July 1, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc.

July 6, 2011	By:	Theodore A. Dosch

Name: Theodore A. Dosch
Title: Executive Vice President - Finance and Chief Financial Officer